Independent auditors' consent
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The board and shareholders
AXP Managed Series, Inc.:
     AXP Managed Allocation Fund

The board of trustees and unitholders
Growth and Income Trust:
     Total Return Portfolio


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.







/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    November 25, 2003